EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Northwest Bancshares, Inc. Announces Second Quarter 2025 net income of $34 million, or $0.26 per diluted share

Total revenue grew 54% and net interest income increased 12% over prior year quarter
Successful completion and systems conversion of Penns Woods merger
Strong 2Q net interest margin at 3.56% as we continue to manage our funding costs and maintain our loan yield
Noninterest income grew 9% over prior quarter
2Q25 adjusted (non-GAAP) net income of $38 million, or $0.30 per diluted share
Commercial C&I lending momentum continues with 19% growth in the last year

Columbus, Ohio — July 29, 2025

Northwest Bancshares, Inc., (the “Company”), (Nasdaq: NWBI) announced net income for the quarter ended June 30, 2025 of $34 million, or $0.26 per diluted share. This represents an increase of $29 million compared to the same quarter last year, when net income was $5 million, or $0.04 per diluted share, and a decrease of $10 million compared to the prior quarter, when net income was $43 million, or $0.34 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended June 30, 2025 were 8.26% and 0.93% compared to 1.24% and 0.13% for the same quarter last year and 10.90% and 1.22% from the prior quarter.

Adjusted net income (non-GAAP) for the quarter ended June 30, 2025 was $38 million, or $0.30, per diluted share, which decreased by $6 million from $44 million, or $0.35, per diluted share, in the prior quarter. This decrease was primarily driven by an $8 million decrease in net interest income impacted by a large non-accrual interest income recovery in the prior quarter. The adjusted annualized returns on average shareholders’ equity (non-GAAP) and average assets (non-GAAP) for the quarter ended June 30, 2025 were 9.36% and 1.06% compared to 11.11% and 1.25% for the prior quarter.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on August 19, 2025 to shareholders of record as of August 8, 2025. This is the 123rd consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company’s common stock as of June 30, 2025, this represents an annualized dividend yield of approximately 6.3%.

Louis J. Torchio, President and CEO, Northwest Bancshares commented, “I am pleased with our performance in the second quarter of 2025, as we continue to execute our strategy, delivering on our commitment to sustainable, responsible, and profitable growth. Overall, we built on our strong start to the year, with net interest margin expansion and revenue growth, and we continued to exercise prudent expense control, resulting in further improvements in our efficiency ratio.

“Despite a still unpredictable operating environment, I am confident and excited about Northwest’s prospects for the year ahead. Although we are always evaluating acquisition opportunities for additional scale and strategic benefits, with the Penns Woods acquisition and conversion just behind us, we are primarily focused on optimizing the operations and financial performance of the newly combined entity. We continue to enhance our capabilities, expand our footprint thru new branch openings, and provide personalized services and expertise to our customers and communities we serve.”

Balance Sheet Highlights

Dollars in thousands				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Average loans receivable	$11,248,954	11,176,516	11,368,749	0.6%	(1.1)%
Average investments	2,056,476	2,037,227	2,021,347	0.9%	1.7%
Average deposits	12,154,001	12,088,371	12,086,362	0.5%	0.6%
Average borrowed funds	208,342	224,122	323,191	(7.0)%	(35.5)%

•Average loans receivable decreased $120 million from the quarter ended June 30, 2024 driven by our personal banking portfolio, which decreased by $265 million as cash flows from this portfolio were reinvested in our commercial portfolios. This was partially offset by growth in our commercial banking portfolio, which grew by $145 million in total, including a $332 million increase in our commercial and industrial portfolio as we have continued to build-out our commercial lending verticals. Compared to the first quarter of 2025, average loans receivable increased by $72 million with growth in our personal banking portfolio of $66 million.
•Average investments grew $35 million from the quarter ended June 30, 2024 and $19 million from the quarter ended March 31, 2025. The growth in average investments was primarily due to an increase in net portfolio purchases during the quarter to reach a normalized percentage of total assets for liquidity purposes.
•Average deposits grew $68 million from the quarter ended June 30, 2024 and $66 million from the quarter ended March 31, 2025. The growth in both periods was primarily driven by an increase in money market, interest-bearing checking and saving account balances partly due to customers shifting funds to these competitively priced products as their time deposits matured. These increases were partially offset by a decrease in brokered time deposit balances as growth in core deposits provided sufficient funding.
•Average borrowings decreased $115 million compared to the quarter end June 30, 2024 and decreased $16 million compared to the quarter ended March 31, 2025. The decrease in average borrowings from the prior year is primarily attributable to the strategic pay-down of wholesale borrowings with the proceeds from our investment portfolio restructuring in the second quarter of 2024.

Income Statement Highlights

Dollars in thousands				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Interest income	$171,570	180,595	166,854	(5.0)%	2.8%
Interest expense	52,126	52,777	60,013	(1.2)%	(13.1)%
Net interest income	$119,444	127,818	106,841	(6.6)%	11.8%

Net interest margin	3.56%	3.87%	3.20%

Compared to the quarter ended June 30, 2024, net interest income increased $13 million and net interest margin increased to 3.56% from 3.20% for the quarter ended June 30, 2024. This increase in net interest income resulted primarily from:

•A $5 million increase in interest income that was the result of higher average yields, partly offset by lower average earning assets. The average yield on loans improved to 5.55% for the quarter ended June 30, 2025 from 5.47% for the quarter ended June 30, 2024. This increase was driven by a loan mix shift towards higher yielding commercial loans. The average yields on investments increased due to a portfolio restructuring completed in the second quarter of 2024.
•A $8 million decrease in interest expense was the result of a decline in the cost of deposits in conjunction with a decrease in the average balance of borrowings. The cost of interest-bearing liabilities decreased to 2.09% for the quarter ended June 30, 2025 from 2.40% for the quarter ended June 30, 2024.

Compared to the quarter ended March 31, 2025, net interest income decreased $8 million and net interest margin decreased to 3.56% for the quarter ended June 30, 2025 from 3.87%. This decrease in net interest income resulted from the following:

•A $9 million decrease in interest income driven by an interest recovery of $13.1 million on a non-accrual commercial loan payoff during the quarter ended March 31, 2025. This was partially offset by higher growth in the average loan balances and an increase on investments yields compared to the prior quarter. The average yield on loans decreased to 5.55% from 6.00% and average investment yields increased to 2.69% from 2.62% for the quarter ended March 31, 2025. The decrease in loan yields was impacted by the non-accrual interest recoveries in the prior quarter. Excluding this interest recovery, the yield on loans for the quarter ended March 31, 2025 was 5.52% and the net interest margin was 3.48%.

•A $1 million decrease in interest expense driven by lower interest expense on deposits as average cost declined compared to the prior quarter to 1.97% from 2.02% for the quarter ended March 31, 2025.

Dollars in thousands				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Provision for credit losses - loans	$11,456	8,256	2,169	38.8%	428.2%
Provision for credit losses - unfunded commitments	(2,712)	(345)	(2,539)	686.1%	6.8%
Total provision for credit losses expense	$8,744	7,911	(370)	10.5%	(2463.2)%

The total provision for credit losses for the quarter ended June 30, 2025 was $9 million primarily driven by downgrades and individual assessments within our commercial real estate portfolio offset by changes in the economic forecasts coupled with a decline in our reserves for unfunded commitments in the current period. This decline is based on the timing of origination and funding of commercial construction loans and lines of credit.

The Company saw an increase in classified loans to $518 million, or 4.57% of total loans, at June 30, 2025 from $257 million, or 2.26% of total loans, at June 30, 2024 and $279 million, or 2.49% of total loans, at March 31, 2025. This increase was driven by changes in our commercial real estate portfolio which increased $195 million.

Dollars in thousands				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Noninterest income:
Loss on sale of investments	$—	—	(39,413)	NA	NA
Gain on sale of SBA loans	819	1,238	1,457	(33.8)%	(43.8)%
Service charges and fees	15,797	14,987	15,527	5.4%	1.7%
Trust and other financial services income	7,948	7,910	7,566	0.5%	5.0%
Gain on real estate owned, net	258	84	487	207.1%	(47.0)%
Income from bank-owned life insurance	1,421	1,331	1,371	6.8%	3.6%
Mortgage banking income	1,075	696	901	54.5%	19.3%
Other operating income	3,620	2,109	3,255	71.6%	11.2%
Total noninterest income	$30,938	28,355	(8,849)	9.1%	(449.6)%

Noninterest income increased $40 million from the quarter ended June 30, 2024 driven by a $39 million loss on the sale of investment securities in the prior year quarter. Excluding the loss on sale of securities, noninterest income was flat from the second quarter of 2024. Noninterest income increased by $3 million from the quarter ended March 31, 2025, due primarily to an increase in other operating income, driven by a gain on equity method investments, coupled with an increase in service charges and fees driven by commercial loan fees and deposit related fees based on customer activity.

Dollars in thousands				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Noninterest expense:
Personnel expense	$55,213	54,540	53,531	1.2%	3.1%
Non-personnel expense	42,327	37,197	38,889	13.8%	8.8%
Total noninterest expense	$97,540	91,737	92,420	6.3%	5.5%

Noninterest expense increased from the quarter ended June 30, 2024 due to a $2 million increase in personnel expenses driven by an increase in core and incentive compensation coupled with an increase in non-personnel expense of $3 million due to merger and restructuring expenses in the current period.

Compared to the quarter ended March 31, 2025, noninterest expense increased due to an increase in non-personnel expense of $5 million due to merger and restructuring expenses in the quarter ended June 30, 2025.

Dollars in thousands				Change 2Q25 vs.
	2Q25	1Q25	2Q24	1Q25	2Q24
Income before income taxes	$44,098	56,525	5,942	(22.0)%	642.1%
Income tax expense	10,423	13,067	1,195	(20.2)%	772.2%
Net income	$33,675	43,458	4,747	(22.5)%	609.4%

The provision for income taxes increased by $9 million from the quarter ended June 30, 2024 and decreased $3 million from the quarter ended March 31, 2025 primarily due to the quarterly change in income before income taxes.

Net income increased from the quarter ended June 30, 2024 and decreased from the quarter ended March 31, 2025 due to the factors discussed above.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of June 30, 2025, Northwest operated 131 full-service financial centers and ten free standing drive-up facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on The Nasdaq Stock Market LLC (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed online at www.northwest.com.

Investor Contact:	Michael Perry, Corporate Development & Strategy (814) 726-2140
Media Contact:	Ian Bailey, External Communications (380) 400-2423

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitation, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies or instability or breakdown in the financial services sector; (3) general economic conditions including inflation, an increase in non-performing loans or changes in monetary, fiscal, regulatory and tariff policies of the U.S. government; (4) changes in legislation or regulatory requirements, including as part of the regulatory reform agenda of the Trump administration; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; (8) changes in liquidity, including the size and composition of our deposit portfolio; (9) reduction in the value of our goodwill and other intangible assets; and (10) the effect of any pandemic, war or act of terrorism. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release, except as required by law.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	June 30, 2025	December 31, 2024	June 30, 2024
Assets
Cash and cash equivalents	$267,075	288,378	228,433
Marketable securities available-for-sale (amortized cost of $1,341,651, $1,278,665 and $1,202,354, respectively)	1,194,883	1,108,944	1,029,191
Marketable securities held-to-maturity (fair value of $628,936, $637,948 and $663,292, respectively)	719,561	750,586	784,208
Total cash and cash equivalents and marketable securities	2,181,519	2,147,908	2,041,832

Loans held-for-sale	13,104	76,331	9,445
Residential mortgage loans	3,052,126	3,178,269	3,315,303
Home equity loans	1,157,520	1,149,396	1,180,486
Consumer loans	2,211,275	1,995,085	2,080,058
Commercial real estate loans	2,782,404	2,849,862	3,026,958
Commercial loans	2,138,499	2,007,402	1,742,114
Total loans receivable	11,341,824	11,180,014	11,354,364
Allowance for credit losses	(129,159)	(116,819)	(125,070)
Loans receivable, net	11,212,665	11,063,195	11,229,294

FHLB stock, at cost	17,809	21,006	20,842
Accrued interest receivable	46,987	46,356	48,739
Real estate owned, net	48	35	74
Premises and equipment, net	123,402	124,246	128,208
Bank-owned life insurance	255,708	253,137	253,890
Goodwill	380,997	380,997	380,997
Other intangible assets, net	1,897	2,837	3,954
Other assets	250,971	292,176	277,723
Total assets	$14,485,107	14,408,224	14,385,553
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$2,643,099	2,621,415	2,581,699
Interest-bearing demand deposits	2,622,695	2,666,504	2,565,750
Money market deposit accounts	2,153,078	2,007,739	1,964,841
Savings deposits	2,211,509	2,171,251	2,148,727
Time deposits	2,570,648	2,677,645	2,826,362
Total deposits	12,201,029	12,144,554	12,087,379

Borrowed funds	198,008	200,331	242,363
Subordinated debt	114,713	114,538	114,364
Junior subordinated debentures	129,964	129,834	129,703
Advances by borrowers for taxes and insurance	47,865	42,042	52,271
Accrued interest payable	7,729	6,935	21,423
Other liabilities	143,731	173,134	181,452
Total liabilities	12,843,039	12,811,368	12,828,955
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 127,842,403, 127,508,003 and 127,307,997 shares issued and outstanding, respectively	1,278	1,275	1,273
Additional paid-in capital	1,037,615	1,033,385	1,027,703
Retained earnings	699,049	673,110	657,706
Accumulated other comprehensive loss	(95,874)	(110,914)	(130,084)
Total shareholders’ equity	1,642,068	1,596,856	1,556,598
Total liabilities and shareholders’ equity	$14,485,107	14,408,224	14,385,553

Equity to assets	11.34%	11.08%	10.82%
Tangible common equity to tangible assets*	8.93%	8.65%	8.37%
Book value per share	$12.84	12.52	12.23
Tangible book value per share*	$9.85	9.51	9.20
Closing market price per share	$12.78	13.19	11.55
Full time equivalent employees	1,998	1,956	1,991
Number of banking offices	141	141	139
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Interest income:
Loans receivable	$154,914	164,638	155,838	156,413	153,954
Mortgage-backed securities	12,154	11,730	11,515	10,908	9,426
Taxable investment securities	999	933	910	842	728
Tax-free investment securities	512	512	515	512	457
FHLB stock dividends	318	366	392	394	498
Interest-earning deposits	2,673	2,416	1,552	2,312	1,791
Total interest income	171,570	180,595	170,722	171,381	166,854
Interest expense:
Deposits	46,826	47,325	50,854	54,198	52,754
Borrowed funds	5,300	5,452	5,671	5,881	7,259
Total interest expense	52,126	52,777	56,525	60,079	60,013
Net interest income	119,444	127,818	114,197	111,302	106,841
Provision for credit losses - loans	11,456	8,256	15,549	5,727	2,169
Provision for credit losses - unfunded commitments	(2,712)	(345)	1,016	(852)	(2,539)
Net interest income after provision for credit losses	110,700	119,907	97,632	106,427	107,211
Noninterest income:
Loss on sale of investments	—	—	—	—	(39,413)
Gain on sale of SBA loans	819	1,238	822	667	1,457
Service charges and fees	15,797	14,987	15,975	15,932	15,527
Trust and other financial services income	7,948	7,910	7,485	7,924	7,566
Gain on real estate owned, net	258	84	238	105	487
Income from bank-owned life insurance	1,421	1,331	2,020	1,434	1,371
Mortgage banking income	1,075	696	224	744	901
Other operating income	3,620	2,109	13,299	1,027	3,255
Total noninterest income/(loss)	30,938	28,355	40,063	27,833	(8,849)
Noninterest expense:
Compensation and employee benefits	55,213	54,540	53,198	56,186	53,531
Premises and occupancy costs	7,122	8,400	7,263	7,115	7,464
Office operations	2,910	2,977	3,036	2,811	3,819
Collections expense	838	328	905	474	406
Processing expenses	12,973	13,990	15,361	14,570	14,695
Marketing expenses	3,018	1,880	2,327	2,004	2,410
Federal deposit insurance premiums	2,296	2,328	2,949	2,763	2,865
Professional services	3,990	2,756	3,788	3,302	3,728
Amortization of intangible assets	436	504	526	590	635
Merger, asset disposition and restructuring expense	6,244	1,123	2,850	43	1,915
Other expenses	2,500	2,911	3,123	909	952
Total noninterest expense	97,540	91,737	95,326	90,767	92,420
Income before income taxes	44,098	56,525	42,369	43,493	5,942
Income tax expense	10,423	13,067	9,619	9,875	1,195
Net income	$33,675	43,458	32,750	33,618	4,747

Basic earnings per share	$0.26	0.34	0.26	0.26	0.04
Diluted earnings per share	$0.26	0.34	0.26	0.26	0.04

Weighted average common shares outstanding - diluted	128,114,509	128,299,013	127,968,910	127,714,511	127,199,039

Annualized return on average equity	8.26%	10.90%	8.20%	8.50%	1.24%
Annualized return on average assets	0.93%	1.22%	0.91%	0.93%	0.13%
Annualized return on average tangible common equity *	10.78%	14.29%	10.81%	11.26%	1.65%
Efficiency ratio	64.86%	58.74%	61.80%	65.24%	94.31%
Efficiency ratio, excluding certain items **	60.42%	57.70%	59.61%	64.78%	65.41%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes loss on sale of investments, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Six months ended June 30,
	2025	2024
Interest income:
Loans receivable	$319,552	303,525
Mortgage-backed securities	23,884	17,370
Taxable investment securities	1,932	1,522
Tax-free investment securities	1,024	948
FHLB stock dividends	684	1,105
Interest-earning deposits	5,089	2,623
Total interest income	352,165	327,093
Interest expense:
Deposits	94,151	100,440
Borrowed funds	10,752	16,574
Total interest expense	104,903	117,014
Net interest income	247,262	210,079
Provision for credit losses - loans	19,712	6,403
Provision for credit losses - unfunded commitments	(3,057)	(3,338)
Net interest income after provision for credit losses	230,607	207,014
Noninterest income:
Loss on sale of investments	—	(39,413)
Gain on sale of SBA loans	2,057	2,330
Service charges and fees	30,784	31,050
Trust and other financial services income	15,858	14,693
Gain on real estate owned, net	342	544
Income from bank-owned life insurance	2,752	2,873
Mortgage banking income	1,771	1,353
Other operating income	5,729	5,684
Total noninterest income	59,293	19,114
Noninterest expense:
Compensation and employee benefits	109,753	105,071
Premises and occupancy costs	15,522	15,091
Office operations	5,887	6,586
Collections expense	1,166	742
Processing expenses	26,963	29,420
Marketing expenses	4,898	4,559
Federal deposit insurance premiums	4,624	5,888
Professional services	6,746	7,793
Amortization of intangible assets	940	1,336
Merger, asset disposition and restructuring expense	7,367	2,870
Other expenses	5,411	3,088
Total noninterest expense	189,277	182,444
Income before income taxes	100,623	43,684
Income tax expense	23,490	9,774
Net income	$77,133	33,910

Basic earnings per share	$0.60	0.27
Diluted earnings per share	$0.60	0.27

Weighted average common shares outstanding - diluted	128,347,141	127,345,379

Annualized return on average equity	9.56%	4.41%
Annualized return on average assets	1.08%	0.47%
Annualized return on tangible common equity *	12.51%	5.88%

Efficiency ratio	61.74%	79.60%
Efficiency ratio, excluding certain items **	59.03%	66.36%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes loss on sale of investments, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended			Six months ended June 30,
	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Reconciliation of net income to adjusted net income:
Net income (GAAP)	$33,675	43,458	4,747	77,133	33,910
Non-GAAP adjustments
Add: merger, asset disposition and restructuring expense	6,244	1,123	1,915	7,367	2,870
Add: loss on the sale of investments	—	—	39,413	—	39,413
Less: tax benefit of non-GAAP adjustments	(1,748)	(314)	(11,572)	(2,063)	(11,839)
Adjusted net income (non-GAAP)	$38,171	44,267	34,503	82,437	64,354
Diluted earnings per share (GAAP)	$0.26	0.34	0.04	0.60	0.27
Diluted adjusted earnings per share (non-GAAP)	$0.30	0.35	0.27	0.64	0.51

Average equity	$1,635,966	1,616,611	1,541,434	1,626,342	1,545,651
Average assets	14,468,197	14,402,483	14,458,592	14,435,522	14,433,602
Annualized return on average equity (GAAP)	8.26%	10.90%	1.24%	9.56%	4.41%
Annualized return on average assets (GAAP)	0.93%	1.22%	0.13%	1.08%	0.47%
Annualized return on average equity, excluding merger, asset disposition and restructuring expense and loss on the sale of investments, net of tax (non-GAAP)	9.36%	11.11%	9.00%	10.22%	8.37%
Annualized return on average assets, excluding merger, asset disposition and restructuring expense and loss on sale of investments, net of tax (non-GAAP)	1.06%	1.25%	0.96%	1.15%	0.90%
The following non-GAAP financial measures used by the Company provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Financial Condition.

	June 30, 2025	December 31, 2024	June 30, 2024
Tangible common equity to assets
Total shareholders’ equity	$1,642,068	1,596,856	1,556,598
Less: goodwill and intangible assets	(382,894)	(383,834)	(384,951)
Tangible common equity	$1,259,174	1,213,022	1,171,647

Total assets	$14,485,107	14,408,224	14,385,553
Less: goodwill and intangible assets	(382,894)	(383,834)	(384,951)
Tangible assets	$14,102,213	14,024,390	14,000,602

Tangible common equity to tangible assets	8.93%	8.65%	8.37%

Tangible book value per share
Tangible common equity	$1,259,174	1,213,022	1,171,647
Common shares outstanding	127,842,403	127,508,003	127,307,997
Tangible book value per share	9.85	9.51	9.20

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Income.

	Quarter ended					Six months ended June 30,
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	2025	2024

Annualized return on average tangible common equity
Net income	$33,675	43,458	32,750	33,618	4,747	77,133	33,910

Average shareholders’ equity	1,635,966	1,616,611	1,589,228	1,572,897	1,541,434	1,626,342	1,545,651
Less: average goodwill and intangible assets	(383,152)	(383,649)	(384,178)	(384,730)	(385,364)	(383,399)	(385,701)
Average tangible common equity	$1,252,814	1,232,962	1,205,050	1,188,167	1,156,070	1,242,943	1,159,950

Annualized return on average tangible common equity	10.78%	14.29%	10.81%	11.26%	1.65%	12.51%	5.88%

Efficiency ratio, excluding loss on the sale of investments, amortization and merger, asset disposition and restructuring expenses
Non-interest expense	$97,540	91,737	95,326	90,767	92,420	189,277	182,444
Less: amortization expense	(436)	(504)	(526)	(590)	(635)	(940)	(1,336)
Less: merger, asset disposition and restructuring expenses	(6,244)	(1,123)	(2,850)	(43)	(1,915)	(7,367)	(2,870)
Non-interest expense, excluding amortization and merger, assets disposition and restructuring expenses	$90,860	90,110	91,950	90,134	89,870	180,970	178,238

Net interest income	$119,444	127,818	114,197	111,302	106,841	247,262	210,079
Non-interest income	30,938	28,355	40,063	27,833	(8,849)	59,293	19,114
Add: loss on the sale of investments	—	—	—	—	39,413	—	39,413
Net interest income plus non-interest income, excluding loss on sale of investments	$150,382	156,173	154,260	139,135	137,405	306,555	268,606

Efficiency ratio, excluding loss on sale of investments, amortization and merger, asset disposition and restructuring expenses	60.42%	57.70%	59.61%	64.78%	65.41%	59.03%	66.36%
*    The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude merger, asset disposition and restructuring expense, amortization expense and loss on sale of investments. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Deposits (Unaudited)
(dollars in thousands)

Generally, deposits in excess of $250,000 per depositor are not insured by the Federal Deposit Insurance Corporation. The following table provides details regarding the Company’s uninsured deposits portfolio:

	As of June 30, 2025
	Balance	Percent of total deposits	Number of relationships
Uninsured deposits per the Call Report (1)	$3,274,416	26.8%	5,418
Less intercompany deposit accounts	1,322,820	10.8%	12
Less collateralized deposit accounts	404,411	3.3%	253
Uninsured deposits excluding intercompany and collateralized accounts	$1,547,185	12.7%	5,153
(1)      Uninsured deposits presented may be different from actual amounts due to titling of accounts.

Our largest uninsured depositor, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $39.5 million, or 0.24% of total deposits, as of June 30, 2025. Our top ten largest uninsured depositors, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $194 million, or 1.59% of total deposits, as of June 30, 2025. The average uninsured deposit account balance, excluding intercompany and collateralized accounts, was $300,249 as of June 30, 2025.

The following table provides additional details for the Company’s deposit portfolio:

	As of June 30, 2025
	Balance	Percent of total deposits	Number of accounts
Personal noninterest bearing demand deposits	$1,385,555	11.4%	284,252
Business noninterest bearing demand deposits	1,257,544	10.3%	42,811
Personal interest-bearing demand deposits	1,345,985	11.0%	54,853
Business interest-bearing demand deposits	1,276,710	10.5%	7,425
Personal money market deposits	1,513,265	12.4%	25,159
Business money market deposits	639,813	5.2%	2,689
Savings deposits	2,211,509	18.1%	175,659
Time deposits	2,570,648	21.1%	77,685
Total deposits	$12,201,029	100.0%	670,533

Our average deposit account balance as of June 30, 2025 was $18,196. The Company’s insured cash sweep deposit balance was $608 million as of June 30, 2025.

Northwest Bancshares, Inc. and Subsidiaries
Regulatory Capital Requirements (Unaudited)
(dollars in thousands)

	At June 30, 2025
	Actual (1)		Minimum capital requirements (2)		Well capitalized requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets)
Northwest Bancshares, Inc.	$1,756,799	16.32%	$1,130,037	10.50%	$1,076,226	10.00%
Northwest Bank	1,521,646	14.15%	1,129,018	10.50%	1,075,255	10.00%

Tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,507,385	14.01%	914,792	8.50%	645,735	6.00%
Northwest Bank	1,387,064	12.90%	913,967	8.50%	860,204	8.00%

Common equity tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,381,410	12.84%	753,358	7.00%	N/A	N/A
Northwest Bank	1,387,064	12.90%	752,679	7.00%	698,916	6.50%

Tier 1 capital (leverage) (to average assets)
Northwest Bancshares, Inc.	1,507,385	10.55%	571,623	4.00%	N/A	N/A
Northwest Bank	1,387,064	9.71%	571,230	4.00%	714,037	5.00%
(1)     June 30, 2025 figures are estimated.
(2)    Amounts and ratios include the capital conservation buffer of 2.5%, which does not apply to Tier 1 capital to average assets (leverage ratio). For further information related to the capital conservation buffer, see “Item 1. Business - Supervision and Regulation” of our 2024 Annual Report on Form 10-K.

Northwest Bancshares, Inc. and Subsidiaries
Marketable Securities (Unaudited)
(dollars in thousands)

	June 30, 2025
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value	Weighted average duration
Debt issued by the U.S. government and agencies:
Due after ten years	$43,461	—	(8,531)	34,930	5.91

Debt issued by government sponsored enterprises:
Due after one year through five years	84	—	(4)	80	1.11

Municipal securities:
Due after one year through five years	853	12	—	865	1.32
Due after five years through ten years	17,774	109	(1,772)	16,111	7.14
Due after ten years	50,029	25	(9,189)	40,865	9.79

Corporate debt issues:
Due after one year through five years	7,929	56	(67)	7,918	3.87
Due after five years through ten years	22,049	873	—	22,922	4.04

Mortgage-backed agency securities:
Fixed rate pass-through	265,566	1,452	(13,350)	253,668	6.42
Variable rate pass-through	3,309	55	(2)	3,362	3.54
Fixed rate agency CMOs	887,740	1,996	(118,226)	771,510	4.38
Variable rate agency CMOs	42,857	30	(235)	42,652	4.99
Total mortgage-backed agency securities	1,199,472	3,533	(131,813)	1,071,192	4.88
Total marketable securities available-for-sale	$1,341,651	4,608	(151,376)	1,194,883	5.08

Marketable securities held-to-maturity
Government sponsored
Due in one year or less	$16,477	—	(381)	16,096	0.73
Due after one year through five years	107,986	—	(10,215)	97,771	3.46

Mortgage-backed agency securities:
Fixed rate pass-through	125,996	—	(15,293)	110,703	4.48
Variable rate pass-through	346	3	—	349	4.81
Fixed rate agency CMOs	468,228	—	(64,736)	403,492	5.56
Variable rate agency CMOs	528	—	(3)	525	4.18
Total mortgage-backed agency securities	595,098	3	(80,032)	515,069	5.33
Total marketable securities held-to-maturity	$719,561	3	(90,628)	628,936	4.95

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Nonaccrual loans:
Residential mortgage loans	$8,482	7,025	6,951	7,541	6,403
Home equity loans	3,507	3,004	3,332	4,041	4,055
Consumer loans	4,418	5,201	5,028	5,205	4,609
Commercial real estate loans	62,091	31,763	36,967	43,471	74,972
Commercial loans	23,896	11,757	9,123	16,570	12,120
Total nonaccrual loans	102,394	58,750	61,401	76,828	102,159
Loans 90 days past due and still accruing	493	603	656	1,045	2,511
Nonperforming loans	102,887	59,353	62,057	77,873	104,670
Real estate owned, net	48	80	35	76	74
Other nonperforming assets (1)	—	16,102	16,102	—	—
Nonperforming assets	$102,935	75,535	78,194	77,949	104,744

Nonperforming loans to total loans	0.91%	0.53%	0.56%	0.69%	0.92%
Nonperforming assets to total assets	0.71%	0.52%	0.54%	0.54%	0.73%
Allowance for credit losses to total loans	1.14%	1.09%	1.04%	1.11%	1.10%
Allowance for credit losses to nonperforming loans	125.53%	206.91%	188.24%	161.56%	119.49%
(1) Other nonperforming assets includes nonaccrual loans held-for-sale.

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At June 30, 2025	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,039,809	—	12,317	—	—	3,052,126
Home equity loans	1,153,808	—	3,712	—	—	1,157,520
Consumer loans	2,206,363	—	4,912	—	—	2,211,275
Total Personal Banking	6,399,980	—	20,941	—	—	6,420,921
Commercial Banking:
Commercial real estate loans	2,266,057	112,852	403,495	—	—	2,782,404
Commercial loans	1,956,751	87,951	93,797	—	—	2,138,499
Total Commercial Banking	4,222,808	200,803	497,292	—	—	4,920,903
Total loans	$10,622,788	200,803	518,233	—	—	11,341,824
At March 31, 2025
Personal Banking:
Residential mortgage loans	$3,110,770	—	10,877	—	—	3,121,647
Home equity loans	1,138,367	—	3,210	—	—	1,141,577
Consumer loans	2,075,719	—	5,750	—	—	2,081,469
Total Personal Banking	6,324,856	—	19,837	—	—	6,344,693
Commercial Banking:
Commercial real estate loans	2,497,722	86,779	208,233	—	—	2,792,734
Commercial loans	1,964,699	63,249	51,070	—	—	2,079,018
Total Commercial Banking	4,462,421	150,028	259,303	—	—	4,871,752
Total loans	$10,787,277	150,028	279,140	—	—	11,216,445
At December 31, 2024
Personal Banking:
Residential mortgage loans	$3,167,447	—	10,822	—	—	3,178,269
Home equity loans	1,145,856	—	3,540	—	—	1,149,396
Consumer loans	1,989,479	—	5,606	—	—	1,995,085
Total Personal Banking	6,302,782	—	19,968	—	—	6,322,750
Commercial Banking:
Commercial real estate loans	2,571,915	72,601	205,346	—	—	2,849,862
Commercial loans	1,923,382	37,063	46,957	—	—	2,007,402
Total Commercial Banking	4,495,297	109,664	252,303	—	—	4,857,264
Total loans	$10,798,079	109,664	272,271	—	—	11,180,014
At September 30, 2024
Personal Banking:
Residential mortgage loans	$3,237,357	—	11,431	—	—	3,248,788
Home equity loans	1,162,951	—	4,251	—	—	1,167,202
Consumer loans	1,992,110	—	5,922	—	—	1,998,032
Total Personal Banking	6,392,418	—	21,604	—	—	6,414,022
Commercial Banking:
Commercial real estate loans	2,634,987	87,693	271,699	—	—	2,994,379
Commercial loans	1,808,433	51,714	26,640	—	—	1,886,787
Total Commercial Banking	4,443,420	139,407	298,339	—	—	4,881,166
Total loans	$10,835,838	139,407	319,943	—	—	11,295,188
At June 30, 2024
Personal Banking:
Residential mortgage loans	$3,303,603	—	11,700	—	—	3,315,303
Home equity loans	1,176,187	—	4,299	—	—	1,180,486
Consumer loans	2,074,869	—	5,189	—	—	2,080,058
Total Personal Banking	6,554,659	—	21,188	—	—	6,575,847
Commercial Banking:
Commercial real estate loans	2,682,086	130,879	213,993	—	—	3,026,958
Commercial loans	1,673,052	47,400	21,662	—	—	1,742,114
Total Commercial Banking	4,355,138	178,279	235,655	—	—	4,769,072
Total loans	$10,909,797	178,279	256,843	—	—	11,344,919
*    Includes $4.0 million, $4.7 million, $2.7 million, $2.9 million, and $2.5 million of acquired loans at June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024, and June 30, 2024, respectively.
**    Includes $19.2 million, $18.0 million, $19.8 million, $26.0 million, and $24.3 million of acquired loans at June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024, and June 30, 2024, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	June 30, 2025	*	March 31, 2025	*	December 31, 2024	*	September 30, 2024	*	June 30, 2024	*

Loans delinquent 30 days to 59 days:
Residential mortgage loans	$561	—%	$32,840	1.0%	$28,690	0.9%	$685	—%	$616	—%
Home equity loans	4,664	0.4%	3,882	0.3%	5,365	0.5%	3,907	0.3%	3,771	0.3%
Consumer loans	9,174	0.4%	8,792	0.4%	11,102	0.6%	10,777	0.5%	10,372	0.5%
Commercial real estate loans	4,585	0.2%	8,536	0.3%	5,215	0.2%	5,919	0.2%	4,310	0.1%
Commercial loans	5,569	0.3%	6,841	0.3%	5,632	0.3%	3,260	0.2%	4,366	0.3%
Total loans delinquent 30 days to 59 days	$24,553	0.2%	$60,891	0.5%	$56,004	0.5%	$24,548	0.2%	$23,435	0.2%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	$8,958	0.3%	$3,074	0.1%	$10,112	0.3%	$9,027	0.3%	$8,223	0.2%
Home equity loans	985	0.1%	1,290	0.1%	1,434	0.1%	882	0.1%	1,065	0.1%
Consumer loans	3,233	0.1%	2,808	0.1%	3,640	0.2%	3,600	0.2%	3,198	0.2%
Commercial real estate loans	13,240	0.5%	2,001	0.1%	915	—%	7,643	0.3%	3,155	0.1%
Commercial loans	2,031	0.1%	2,676	0.1%	1,726	0.1%	753	—%	8,732	0.5%
Total loans delinquent 60 days to 89 days	$28,447	0.3%	$11,849	0.1%	$17,827	0.2%	$21,905	0.2%	$24,373	0.2%

Loans delinquent 90 days or more: **
Residential mortgage loans	$6,905	0.2%	$4,005	0.1%	$4,931	0.2%	$5,370	0.2%	$5,553	0.2%
Home equity loans	1,879	0.2%	1,893	0.2%	2,250	0.2%	2,558	0.2%	2,506	0.2%
Consumer loans	3,486	0.2%	4,026	0.2%	3,967	0.2%	3,983	0.2%	3,012	0.1%
Commercial real estate loans	41,875	1.5%	23,433	0.8%	7,702	0.3%	6,167	0.2%	6,034	0.2%
Commercial loans	10,433	0.5%	5,994	0.3%	7,335	0.4%	14,484	0.8%	3,385	0.2%
Total loans delinquent 90 days or more	$64,578	0.6%	$39,351	0.3%	$26,185	0.2%	$32,562	0.3%	$20,490	0.2%

Total loans delinquent	$117,578	1.0%	$112,091	1.0%	$100,016	0.9%	$79,015	0.7%	$68,298	0.6%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $0.3 million, $0.2 million, $0.2 million, $0.2 million, and $0.1 million at June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024, and June 30, 2024, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
Beginning balance	$122,809	116,819	125,813	125,070	124,897
Provision	11,456	8,256	15,549	5,727	2,169
Charge-offs residential mortgage	(273)	(588)	(176)	(255)	(252)
Charge-offs home equity	(413)	(273)	(197)	(890)	(237)
Charge-offs consumer	(3,331)	(3,805)	(4,044)	(3,560)	(2,561)
Charge-offs commercial real estate	(293)	(116)	(13,997)	(475)	(500)
Charge-offs commercial	(3,597)	(571)	(10,400)	(1,580)	(1,319)
Recoveries	2,801	3,087	4,271	1,776	2,873
Ending balance	$129,159	122,809	116,819	125,813	125,070
Net charge-offs to average loans, annualized	0.18%	0.08%	0.87%	0.18%	0.07%

	Six months ended June 30,
	2025	2024
Beginning balance	$116,819	125,243
Provision	19,712	6,403
Charge-offs residential mortgage	(861)	(414)
Charge-offs home equity	(686)	(649)
Charge-offs consumer	(7,136)	(7,134)
Charge-offs commercial real estate	(409)	(849)
Charge-offs commercial	(4,168)	(2,482)
Recoveries	5,888	4,952
Ending balance	$129,159	125,070
Net charge-offs to average loans, annualized	0.13%	0.12%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Quarter ended
	June 30, 2025			March 31, 2025			December 31, 2024			September 30, 2024			June 30, 2024
	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost
Assets:
Interest-earning assets:
Residential mortgage loans	$3,091,324	29,978	3.88%	$3,155,738	30,394	3.85%	$3,215,596	31,107	3.87%	$3,286,316	31,537	3.84%	$3,342,749	32,182	3.85%
Home equity loans	1,145,655	16,265	5.69%	1,139,728	16,164	5.75%	1,154,456	16,801	5.79%	1,166,866	17,296	5.90%	1,183,497	17,303	5.88%
Consumer loans	2,073,103	28,648	5.54%	1,948,230	26,273	5.47%	1,918,356	26,293	5.45%	1,955,988	26,034	5.29%	2,048,396	26,334	5.17%
Commercial real estate loans	2,836,757	43,457	6.06%	2,879,607	56,508	7.85%	2,983,946	46,933	6.15%	2,995,032	47,473	6.31%	3,023,762	45,658	5.97%
Commercial loans	2,102,115	37,287	7.02%	2,053,213	36,012	7.02%	1,932,427	35,404	7.17%	1,819,400	34,837	7.62%	1,770,345	33,229	7.43%
Total loans receivable (a) (b) (d)	11,248,954	155,635	5.55%	11,176,516	165,351	6.00%	11,204,781	156,538	5.56%	11,223,602	157,177	5.57%	11,368,749	154,706	5.47%
Mortgage-backed securities (c)	1,790,423	12,154	2.72%	1,773,402	11,730	2.65%	1,769,151	11,514	2.60%	1,735,728	10,908	2.51%	1,734,085	9,426	2.17%
Investment securities (c) (d)	266,053	1,668	2.51%	263,825	1,599	2.43%	264,840	1,575	2.38%	263,127	1,504	2.29%	287,262	1,316	1.83%
FHLB stock, at cost	17,838	318	7.15%	20,862	366	7.11%	21,237	392	7.35%	20,849	394	7.51%	25,544	498	7.84%
Other interest-earning deposits	220,416	2,673	4.85%	243,412	2,416	3.97%	132,273	1,554	4.60%	173,770	2,312	5.29%	135,520	1,791	5.23%
Total interest-earning assets	13,543,684	172,448	5.11%	13,478,017	181,462	5.46%	13,392,282	171,573	5.10%	13,417,076	172,295	5.11%	13,551,160	167,737	4.98%
Noninterest-earning assets (e)	924,513			924,466			930,582			934,593			907,432
Total assets	$14,468,197			$14,402,483			$14,322,864			$14,351,669			$14,458,592
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$2,212,175	6,521	1.18%	$2,194,305	6,452	1.19%	$2,152,955	6,549	1.21%	$2,151,933	6,680	1.23%	$2,144,278	5,957	1.12%
Interest-bearing demand deposit	2,609,887	7,192	1.11%	2,593,228	7,063	1.10%	2,636,279	7,894	1.19%	2,567,682	7,452	1.15%	2,555,863	6,646	1.05%
Money market deposit accounts	2,121,088	9,658	1.83%	2,082,948	9,306	1.81%	1,980,769	8,880	1.78%	1,966,684	9,170	1.85%	1,957,990	8,601	1.77%
Time deposits	2,599,254	23,455	3.62%	2,629,388	24,504	3.78%	2,671,343	27,531	4.10%	2,830,737	30,896	4.34%	2,832,720	31,550	4.48%
Total interesting bearing deposits (g)	9,542,404	46,826	1.97%	9,499,869	47,325	2.02%	9,441,346	50,854	2.14%	9,517,036	54,198	2.27%	9,490,851	52,754	2.24%
Borrowed funds (f)	208,342	2,046	3.94%	224,122	2,206	3.99%	222,506	2,246	4.02%	220,677	2,266	4.09%	323,191	3,662	4.56%
Subordinated debt	114,661	1,148	4.00%	114,576	1,148	4.01%	114,488	1,148	4.01%	114,396	1,148	4.01%	114,308	1,148	4.02%
Junior subordinated debentures	129,921	2,106	6.41%	129,856	2,098	6.46%	129,791	2,277	6.87%	129,727	2,467	7.56%	129,663	2,449	7.47%
Total interest-bearing liabilities	9,995,328	52,126	2.09%	9,968,423	52,777	2.15%	9,908,131	56,525	2.27%	9,981,836	60,079	2.39%	10,058,013	60,013	2.40%
Noninterest-bearing demand deposits (g)	2,611,597			2,588,502			2,587,071			2,579,775			2,595,511
Noninterest-bearing liabilities	225,306			228,947			238,434			217,161			263,634
Total liabilities	12,832,231			12,785,872			12,733,636			12,778,772			12,917,158
Shareholders’ equity	1,635,966			1,616,611			1,589,228			1,572,897			1,541,434
Total liabilities and shareholders’ equity	$14,468,197			$14,402,483			$14,322,864			$14,351,669			$14,458,592
Net interest income/Interest rate spread FTE		120,322	3.02%		128,685	3.31%		115,048	2.83%		112,216	2.72%		107,724	2.58%
Net interest-earning assets/Net interest margin FTE	$3,548,356		3.56%	$3,509,594		3.87%	$3,484,151		3.42%	$3,435,240		3.33%	$3,493,147		3.20%
Tax equivalent adjustment (d)		878			867			851			914			883
Net interest income, GAAP basis		119,444			127,818			114,197			111,302			106,841
Ratio of interest-earning assets to interest-bearing liabilities	1.36X			1.35X			1.35X			1.34X			1.35X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    Average cost of total deposits were 1.55%, 1.59%, 1.68%, 1.78%, and 1.76%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Six months ended June 30,
	2025			2024
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets
Interest-earning assets:
Residential mortgage loans	$3,123,353	60,372	3.87%	$3,367,636	64,855	3.85%
Home equity loans	1,142,708	32,429	5.72%	1,194,385	34,596	5.83%
Consumer loans	2,011,012	54,921	5.51%	2,041,008	51,367	5.06%
Commercial real estate loans	2,858,064	99,973	6.96%	3,011,493	89,066	5.85%
Commercial loans	2,077,799	73,299	7.02%	1,742,506	65,083	7.39%
Loans receivable (a) (b) (d)	11,212,936	320,994	5.77%	11,357,028	304,967	5.40%
Mortgage-backed securities (c)	1,781,959	23,884	2.68%	1,725,696	17,370	2.01%
Investment securities (c) (d)	264,945	3,269	2.47%	310,507	2,742	1.77%
FHLB stock, at cost	19,342	684	7.13%	28,897	1,105	7.69%
Other interest-earning deposits	231,914	5,089	4.36%	99,252	2,623	5.23%
Total interest-earning assets	13,511,096	353,920	5.28%	13,521,380	328,807	4.89%
Noninterest-earning assets (e)	924,426			912,222

Total assets	$14,435,522			$14,433,602

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Savings deposits	$2,203,289	12,973	1.19%	$2,133,157	10,993	1.04%
Interest-bearing demand deposits	2,601,604	14,255	1.10%	2,547,343	12,048	0.95%
Money market deposit accounts	2,102,124	18,964	1.82%	1,959,661	16,514	1.69%
Time deposits	2,614,238	47,959	3.70%	2,765,351	60,885	4.43%
Total interesting bearing deposits (g)	9,521,255	94,151	1.99%	9,405,512	100,440	2.15%
Borrowed funds (f)	216,189	4,252	3.97%	396,444	9,370	4.75%
Subordinated debt	114,618	2,296	4.01%	114,267	2,296	4.02%
Junior subordinated debentures	129,889	4,204	6.44%	129,630	4,908	7.49%
Total interest-bearing liabilities	9,981,951	104,903	2.12%	10,045,853	117,014	2.34%
Noninterest-bearing demand deposits (g)	2,600,113			2,581,646
Noninterest-bearing liabilities	227,116			260,452

Total liabilities	12,809,180			12,887,951

Shareholders’ equity	1,626,342			1,545,651

Total liabilities and shareholders’ equity	$14,435,522			$14,433,602

Net interest income/Interest rate spread		249,017	3.16%		211,793	2.55%

Net interest-earning assets/Net interest margin	$3,529,145		3.72%	$3,475,527		3.15%

Tax equivalent adjustment (d)		1,755			1,714
Net interest income, GAAP basis		247,262			210,079

Ratio of interest-earning assets to interest-bearing liabilities	1.35X			1.35X
(a)Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.
(c)Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)Average balances include FHLB borrowings and collateralized borrowings.
(g)Average cost of deposits were 1.57% and 1.69%, respectively.